REIMBURSEMENT AGREEMENT

         THIS REIMBURSEMENT AGREEMENT (the "Agreement") effective as of the 1st day of October, 2000, between Authoriszor Inc., a Delaware corporation (the "Parent") and Authoriszor Limited, a U.K. private company wholly owned by the Parent ("UK Sub"). In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

                                    RECITALS

         WHEREAS, the Parent adopted that certain 1999 Stock Option Plan, a copy of which is attached hereto as Exhibit A (the "Plan"), to offer equity based incentive awards with respect to the common stock of the Parent to remunerate employees and executive directors of the Parent and its Subsidiaries. All capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

         WHEREAS, UK Sub desires to offer remuneration in the form of equity based incentive awards to employees and executive directors of UK Sub that are Eligible Persons under the Plan ("UK Eligible Persons").

         WHEREAS, UK Sub is to bear the economic burden of any equity based incentives offered to UK Eligible Persons by reimbursing the Parent with respect to such equity based incentive awards.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         Section 1. Reimbursement With Respect to Option. Subject to Section 4 of this Agreement, upon the exercise of an Option by a UK Eligible Person, UK Sub agrees to remit to Parent an amount which represents the excess of the Fair Market Value of the Option on the date of exercise over the exercise price of the Option (the "Option Reimbursement Amount"). Within thirty (30) days of the exercise of an Option by a UK Eligible Person, Parent shall provide written notice to UK Sub (i) that such Option has been exercised and (ii) the Option Reimbursement Amount owed by UK Sub with respect to the exercise of such Option. UK Sub shall pay the Option Reimbursement Amount to Parent within thirty (30) days of receipt of such notice from Parent.

         Section 2. Reimbursement Upon a Restricted Award. Subject to Section 4 of this Agreement, upon the expiration of the applicable Restriction Period of a Restricted Award granted to a UK Eligible Person, UK Sub agrees to remit to Parent an amount which represents the excess of the Fair Market Value of the



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Restricted  Award at the date of the  expiration of the  applicable  Restriction
Period over the purchase price, if any, of the Restricted Award (the "Restricted Award Reimbursement Amount"). Within thirty (30) days of the expiration of the applicable Restriction Period of a Restricted Award granted to a UK Eligible Person, parent shall provide written notice to UK Sub (i) that such Restriction Period has expired and (ii) the Restricted Award Reimbursement Amount owed by UK Sub with respect to the expiration of such Restriction Period. UK Sub shall pay the Restricted Award Reimbursement Amount to Parent within thirty (30) days of receipt of such notice from Parent.

         Section 3. Nature of Amounts Expended. Amounts expended by UK Sub under this Reimbursement Agreement are wholly and exclusively for the purpose of furthering the UK Sub's trade or business and are of an income, rather than capital, nature.

         Section 4. Written Request as Condition to Reimbursement. UK Sub shall be required to pay the Option Reimbursement Amount and/or the Restricted Reward Reimbursement Amount to Parent under this Agreement only if the original option or restricted award grant, as the case may be, was made at the written request of the managing director of UK Sub.

         Section 5. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and permitted assigns.

         Section 6. Notices. All notices, consents, requests, instructions, approvals and other communication which may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or telecopy, addressed as follows:

        If to Parent, to:                        If to UK Sub, to:

        Authoriszor Inc.                         Authoriszor Limited
        One Van de Graaff Drive                  Windsor House, Cornwall Road
        Suite 502                                         Harrogate
        Burlington, Massachusetts 01803-5188     North Yorkshire HG1 2PW
        Attention: Richard A. Langevin           United Kingdom
                                                 Attention:  James L. Jackson
        Telephone:   781.395.9650                Telephone:  011.44.1243.730.300
        Telecopy:    781.359.9654                Telecopy:   011.44.1423.730.301

or, in any such case, at such other address as may be specified in writing to the other party hereto. Any such notice, consent, request, instruction, approval or other communication shall be deemed received (i) upon delivery, if delivered by hand delivery or telecopy, or (ii) on the third business day after being mailed as provided above.


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         Section  7.  Entire  Agreement.  This  Agreement  supersedes  all prior agreements, and is the only agreement between the parties hereto with respect to the subject matter hereof, and there shall be no modification, amendment, waiver or alteration of this Agreement, except by a writing signed by Parent and UK Sub.

         Section 8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         Section 9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties have executed this agreement in multiple original counterparts effective as of the date first written above contemporaneously with the execution of the Plan.

                                  AUTHORISZOR INC.

                                  By:   /s/ Richard A. Langevin
                                        ----------------------------------------
                                  Name: Richard A. Langevin
                                        ----------------------------------------
                                  Title:   Chief Executive Officer and President
                                        ----------------------------------------

                                  AUTHORISZOR LIMITED


                                  By:   /s/ James L. Jackson
                                        ----------------------------------------
                                  Name: James L. Jackson
                                        ----------------------------------------
                                  Title: Managing Director
                                        ----------------------------------------